CUMMINS INC.

TO

BNY MIDWEST TRUST COMPANY

Trustee

________________

Indenture

Dated as of June 18, 2001

________________

7% JUNIOR SUBORDINATED CONVERTIBLE DEBENTURES
DUE JUNE 15, 2031

Certain Sections of this Indenture relating to
Sections 310 through 318 of the
Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section

§ 310 (a) (1)	6.09
(a) (2)	6.09
(a) (3)	Not Applicable
(a) (4)	Not Applicable
(b)	6.08
6.10
§ 311(a)	6.13
(b)	6.13
§ 312(a)	7.01
7.02(a)
(b)	7.02(b)
(c)	7.02(c)
§ 313(a)	7.03(a)
(a) (4)	1.01
10.04
(b)	7.03(a)
(c)	7.03(a)
(d)	7.03(b)
§ 314(a)	7.04
(b)	Not Applicable
(c) (1)	1.02
(c) (2)	1.02
(c) (3)	Not Applicable
(d)	Not Applicable
(e)	1.02
§ 315(a)	6.01
(b)	6.02
(c)	6.01
(d)	6.01
(e)	5.14
§ 316(a)	1.01
(a) (1) (A)	5.02
5.12
(a) (1) (B)	5.13
(a) (2)	Not Applicable
(b)	5.08
(c)	1.04(c)
§ 317(a) (1)	5.03
(a) (2)	5.04
(b)	10.03
§ 318(a)	1.07

TABLE OF CONTENTS

ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

ARTICLE TWO
DEBENTURE FORMS

ARTICLE THREE
THE DEBENTURES
SECTION 3.01	Title and Terms	30
SECTION 3.02	Denominations	30
SECTION 3.03	Execution, Authentication, Delivery and Dating	10
SECTION 3.04	Temporary Debentures	31
SECTION 3.05	Registration, Registration of Transfer and Exchange	31
SECTION 3.06	Mutilated, Destroyed, Lost and Stolen Debentures	33
SECTION 3.07	Payment of Interest; Interest Rights Preserved	34
SECTION 3.08	Persons Deemed Owners	35
SECTION 3.09	Cancellation	36
SECTION 3.10	Computation of Interest	36
SECTION 3.11	Extension of Interest Payment Period	36
SECTION 3.12	Right of Set--off	37
SECTION 3.13	Agreed Tax Treatment	37
SECTION 3.14	CUSIP Numbers	37
SECTION 3.15	Global Debenture	38

ARTICLE FOUR
SATISFACTION AND DISCHARGE

ARTICLE FIVE
REMEDIES

ARTICLE SIX
THE TRUSTEE

ARTICLE SEVEN

HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 7.01	Company to Furnish Trustee Names and Addresses of Holders	61
SECTION 7.02	Preservation of Information; Communications to Holders	61
SECTION 7.03	Reports by Trustee	62
SECTION 7.04	Reports by Company	62

ARTICLE EIGHT
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 8.1	Company May Consolidate, Etc., Only on Certain Terms	62
SECTION 8.2	Successor Substituted	63

ARTICLE NINE

SUPPLEMENTAL INDENTURES

ARTICLE TEN
COVENANTS

ARTICLE ELEVEN
REDEMPTION OR EXCHANGE OF DEBENTURES

ARTICLE TWELVE

SUBORDINATION OF DEBENTURES

ARTICLE THIRTEEN
CONVERSION OF DEBENTURES

INDENTURE, dated as of June 18, 2001, between CUMMINS INC., a corporation duly organized and existing under the laws of the State of Indiana (herein called the "Company"), having its principal office at 500 Jackson Street, Box 3005 (Mail Code 60118) Columbus, Indiana 47202--3005, and BNY MIDWEST TRUST COMPANY, an Illinois banking corporation, as Trustee (herein called the "Trustee").

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuances of its creation of an issue of its 7% Junior Subordinated Convertible Debentures Due June 15, 2031 (herein called the "Debentures") of substantially the tenor hereinafter provided which evidence loans made to the Company of the proceeds from the issuance by Cummins Capital Trust I, a Delaware business trust (the "Trust"), of preferred trust interests in the Trust (the "Preferred Securities") and common interests in the Trust (the "Common Securities"), and to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered.

All things necessary to make the Debentures, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid and legally binding agreement of the company, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:

  DEFINITIONS AND OTHER PROVISIONS
  OF GENERAL APPLICATION

    Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
      the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
      all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
      all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and
      the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

      "Act", when used with respect to any Holder, has the meaning specified in Section 1.04.

      "Additional Interest" means the interest, if any, that shall accrue on any interest on the Debentures that is in arrears or not paid during any Extension Period, which in either case shall accrue at the stated rate per annum specified or determined as specified in such Debenture and compounded quarterly.

      "Additional Sums" has the meaning specified in Section 10.07.

      "Additional Taxes" means the sum of any additional taxes, duties and other governmental charges to which the Trust has become subject from time to time as a result of a Tax Event.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that an Affiliate of the Company shall not be deemed to include the Trust. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Applicable Price" has the meaning specified in Section 13.04(d)(i).

      "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Debentures.

      "Bank Credit Agreement" means the Amended and Restated Credit Agreement dated as of January 8, 1998, among the Company, the banks party thereto and Morgan Guaranty Trust Company of New York, as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

      "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

      "Board Resolution" means a copy of a resolution certified by the Secretary or any Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not (1) a day on which banking institutions in the City of New York or the City of Chicago are authorized or obligated by law or executive order to close or (2) a day on which the Corporate Trust Office of the Trustee, or the principal office of the Property Trustee under the Trust Agreement is closed for business.

      "Closing Price" has the meaning specified in Section 13.04(d)(ii).

      "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

      "Common Securities" has the meaning specified in the first recital of this Indenture.

      "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding--up of the Company and which is not subject to redemption by the Company.

      "Common Stock Fundamental Change" has the meaning specified in Section 13.04(d)(iii).

      "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

      "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, any Vice Chairman of the Board, its President or any Vice President, and by its Treasurer, any Assistant Treasurer, its Secretary or any Assistant Secretary, and delivered to the Trustee.

      "Conversion Agent" has the meaning specified in Section 13.02(a).

      "Conversion Date" has the meaning specified in Section 13.02(a).

      "Conversion Price" has the meaning specified in Section 13.01.

      "Corporate Trust Office" means the principal office of the Trustee in the City of Chicago at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Finance Unit.

      "corporation" means a corporation, association, company, joint--stock company or business trust.

      "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values to or under which such Person or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary thereafter.

      "Current Market Price" means, for any day, the last reported sale price, regular way, on such day of Common Stock, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE Composite Transactions Tape, or, if the Common Stock is not listed or admitted to trading on the NYSE on such day, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, if the Common Stock is listed on a national securities exchange, or the Nasdaq National Market, or, if the Common Stock is not quoted or admitted to trading on such quotation system, on the principal quotation system on which the Common Stock may be listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock in the over--the--counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any NYSE member firm selected from time to time by the Board of Directors for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors.

      "Debentures" or "Debenture" has the meaning specified in the first recital of this Agreement.

      "Debt" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or bankers' acceptance or other similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (v) all obligations of such Person to pay the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, (vi) all obligations of such Person as lessee under capitalized leases, (vii) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; provided, that, for purposes of determining the amount of any Debt of the type described in this clause, if recourse with respect to such Debt is limited to such asset, the amount of such Debt shall be limited to the lesser of the fair market value of such asset or the amount of such Debt, (viii) all Debt of others guaranteed by such Person to the extent such Debt is guaranteed by such Person, and (ix) to the extent not otherwise included in this definition, all obligations of such Person under Currency Agreements and Interest Rate Agreements. For the purpose of this definition, "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take--or--pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

      "Defaulted Interest" has the meaning specified in Section 3.07.

      "Depository" means, with respect to the Debentures issuable or issued in whole or in part in the form of one or more Global Debentures, the Person designated as Depository by the Company (or any successor thereto).

      "Designated Senior and Subordinated Debt" means (i) Debt under the Bank Credit Agreement and (ii) Debt constituting Senior and Subordinated Debt which, at the time of its determination, (A) has an aggregate principal amount of at least $20 million and (B) is specifically designated in the instrument evidencing such Senior and Subordinated Debt as "Designated Senior and Subordinated Debt" by the Company.

      "Event of Default" has the meaning specified in Section 5.01.

      "Expiration Time" has the meaning specified in Section 13.03(a)(vi).

      "Extension Period" has the meaning specified in Section 3.11.

      "Fundamental Change" has the meaning specified in Section 13.04(d)(iv).

      "Global Debenture" means a Debenture in the form prescribed in Section 2.04 evidencing all or part of the Debentures, issued to the Depository or its nominee, and registered in the name of such Depository or its nominee.

      "Guarantee" means the guarantee by the Company of distributions on the Preferred Securities of the Trust to the extent provided in the Guarantee Agreement, substantially in the form attached hereto as Annex C, as amended from time to time.

      "Holder" means a Person in whose name a Debenture is registered in the Security Register.

      "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

      "Interest Payment Date" means the Stated Maturity of an installment of interest on the Debentures.

      "Interest Rate" means the rate of interest specified or determined as specified in each Debenture as being the rate of interest payable on such Debenture.

      "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates to or under which such Person or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary thereafter.

      "Investment Company Event" means, in respect of the Trust, the receipt by the Property Trustee on behalf of the Trust of an Opinion of Counsel, rendered by a law firm having a recognized national tax and securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), that there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities of the Trust.

      "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance or any kind in respect of such Property. For purposes of this Indenture, the Company shall be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

      "Liquidated Damages" has the meaning specified in the form of reverse of Debenture set forth in Section 2.03.

      "Maturity", when used with respect to any Debenture, means the date on which the principal of such Debenture becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

      "1940 Act" means the Investment Company Act of 1940, as amended.

      "Non Book--Entry Preferred Securities" has the meaning specified in Section 3.15(a)(ii).

      "Non--Stock Fundamental Change" has the meaning specified in Section 13.04(d)(v).

      "Notice of Conversion" means the notice given by a holder of Preferred Securities to the Conversion Agent directing the Conversion Agent to exchange such Preferred Securities for Debentures and to convert such Debentures into Common Stock on behalf of such holder.

      "Notice of Default" has the meaning specified in Section 5.01(3).

      "NYSE" means the New York Stock Exchange.

      "Officers' Certificate" means a certificate signed by the Chairman of the Board, any Vice Chairman of the Board, the President or any Vice President, and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 10.04 shall be the principal executive, financial or accounting officer of the Company.

      "Opinion of Counsel" means a written opinion of counsel, who may be internal counsel for the Company.

      "Outstanding", when used with respect to Debentures, means, as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, except:

          Debentures theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
          Debentures for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debentures; provided, that, if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and
          Debentures which have been paid pursuant to Section 3.06, converted into Common Stock pursuant to Article Thirteen or in exchange for or in lieu of which other Debentures have been authenticated and delivered pursuant to this Indenture, other than any such Debentures in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debentures are held by a bona fide purchaser in whose hands such Debentures are valid obligations of the Company;

    provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Debentures, if any, known by the Company to be owned or held by or for the account of the Company, or any other obligor on the Debentures or any Affiliate of the Company or such obligor, and, subject to the provisions of Section 6.01, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Debentures not listed therein are Outstanding for the purpose of any such determination.

    "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Debentures on behalf of the Company.

    "Payment Blockage Period" has the meaning specified in Section 12.02.

    "Person" means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

    "Predecessor Debenture" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debenture shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debenture.

    "Preferred Securities" has the meaning specified in the first recital of this Indenture.

    "Proceeding" has the meaning specified in Section 12.03.

    "Property Trustee" means, in respect of the Trust, the commercial bank or trust company identified as the "Property Trustee" in the Trust Agreement, solely in its capacity as Property Trustee of the Trust under the Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as therein provided.

    "Purchase Agreement" means the Purchase Agreement dated June 12, 2001 by and among the Trust, the Company and the Purchasers.

    "Purchased Shares" has the meaning specified in Section 13.03(a)(vi).

    "Purchasers" with respect to the Preferred Securities, means Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Salomon Smith Barney Inc.

    "Purchaser Stock Price" has the meaning specified in Section 13.04(d)(vi).

    "Redemption Date", when used with respect to any Debenture to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

    "Redemption Price", when used with respect to any Debenture to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

    "Reference Date" has the meaning specified in Section 13.03(a)(iv).

    "Reference Market Price" has the meaning specified in Section 13.04(d)(vii).

    "Regular Record Date" for the interest payable on any Interest Payment Date means the fifteenth day next preceding such Interest Payment Date; provided that as long as the Preferred Securities remain in book--entry form, the Regular Record Date shall be the corresponding record for the payment of distributions on the Preferred Securities.

    "Responsible Officer", when used with respect to the Trustee, means any vice president, any assistant vice president, the treasurer, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

    "Restricted Preferred Securities" means all Preferred Securities required to bear any restricted securities legend pursuant to the Trust Agreement.

    "Restricted Securities" means all the Debentures required pursuant to Section 2.06 to bear a Restricted Securities Legend.

    "Restricted Securities Legend" has the meaning specified in Section 2.06.

    "Rights Offering" has the meaning specified in Section 13.03(a)(iv).

    "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.05.

    "Senior and Subordinated Debt" means the principal of (and premium, if any) and interest on all Debt of the Company whether created, incurred or assumed before, on or after the date of this Indenture; provided, that such Senior and Subordinated Debt shall not include (i) Debt of the Company that, when incurred and without respect to any election under Section 1111(b) of Title 11, U.S. Code, was without recourse, (ii) any other Debt of the Company that by the terms of the instrument creating or evidencing the same is specifically designated as ranking pari passu with or junior in right of payment to the Debentures, (iii) any Debt to any Affiliate of the Company including all other debt securities and guarantees issued to any trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company in connection with an issuance of preferred securities by such financing entity.

    "Shareholders Rights Plan" means the Rights Agreement dated as of September 9, 1986, amended and restated as of July 9, 1996, between Cummins Engine Company, Inc. and The First National Bank of Chicago, as Rights Agent, as amended from time to time.

    "Special Event" means a Tax Event or an Investment Company Event.

    "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

    "Stated Maturity", when used with respect to any Debenture or any installment of principal thereof or interest thereon, means the date specified in such Debenture as the fixed date on which the principal of such Debenture or such installment of interest is due and payable.

    "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

    "Tax Event" means the receipt by the Property Trustee on behalf of the Trust of an Opinion of Counsel, rendered by a law firm having a recognized national tax and securities practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk in each case after the date hereof that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States Federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Company on the Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

    "Trading Day" has the meaning specified in Section 13.02(c).

    "Transaction" has the meaning specified in Section 13.04(a).

    "Trust" has the meaning specified in the first recital of this Indenture.

    "Trust Agreement" means the Trust Agreement substantially in the form attached hereto as Annex A, as amended by the Amended and Restated Trust Agreement substantially in the form attached hereto as Annex B, as amended from time to time.

    "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

    "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

    "Trust Securities" means the Common Securities and Preferred Securities.

    "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

    Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

    Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

      a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
      a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
      a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
      a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
    Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

    Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

    Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

    Acts of Holders; Record Dates. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.
        The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a Person acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
        The Company may, in the circumstances permitted by the Trust Indenture Act, but shall not be obligated to, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.
        The ownership of Debentures shall be proved by the Security Register.
        Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.
        Without limiting the foregoing, a Holder entitled hereunder to give or take any such action with regard to any particular Debenture may do so with regard to all or any part of the principal amount of such Debenture or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.
    Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with the Trustee at its Corporate Trust Office, or the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first--class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument and labeled "Attention: Vice President - Treasurer" or at any other address previously furnished in writing to the Trustee by the Company.
    Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first--class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

    In case, by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

    Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
    Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
    Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
    Separability Clause. In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
    Benefits of Indenture. Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior and Subordinated Debt and the Holders of Debentures, any benefit or any legal or equitable right, remedy or claim under this Indenture.
    Governing Law. THIS INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
    Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Debenture or the last date on which a Holder has the right to convert his Debentures shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Debentures) payment of interest or principal (and premium, if any) or conversion of the Debentures need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, or on such last day for conversion provided, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

  Debenture Forms

    Forms Generally. The Debentures and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Debentures, as evidenced by their execution of the Debentures.

    The definitive Debentures shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Debentures may be listed, all as determined by the officers executing such Debentures, as evidenced by their execution of such Debentures.

    Form of Face of Debenture.

    THE SECURITIES EVIDENCED HEREBY AND THE COMMON STOCK ISSUABLE UPON THEIR CONVERSION HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, IN EACH CASE, IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

    7% Junior Subordinated Convertible Debenture Due June 15, 2031

    No. __________ $________

    CUMMINS INC., a corporation duly organized and existing under the laws of the State of Indiana (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to BNY MIDWEST TRUST COMPANY, or registered assigns, the principal sum of _____________ United States Dollars on June 15, 2031, and to pay interest thereon from June 18, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on March 15, June 15, September 15 and December 15 in each year, subject to deferral as set forth herein, commencing September 15, 2001, at the rate of 7% per annum, until the principal hereof is paid or made available for payment.

    Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

    Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by its duly authorized officers.

    Dated:

    CUMMINS INC.

    By_______________________

    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

    This is one of the Debentures referred to in the within--mentioned Indenture.

    Dated:

    BNY MIDWEST TRUST COMPANY,
    as Trustee

    By_______________________

    Authorized Signatory

    Form of Reverse of Debenture.

    This Debenture is one of a duly authorized issue of Debentures of the Company designated as its 7% Junior Subordinated Convertible Debentures Due June 15, 2031 (herein called the "Debentures"), limited in aggregate principal amount to $___________, issued and to be issued under an Indenture, dated as of June 18, 2001 (herein called the "Indenture"), between the Company and BNY Midwest Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior and Subordinated Debt and the Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered. All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

    The amount of interest payable for any period will be computed on the basis of a 360--day year of twelve 30--day months. For periods less than a full month, interest shall be computed on the actual number of elapsed days over 360 days. In the event that any date on which interest is payable on this Debenture is not a Business Day, then a payment of the interest on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York or the City of Chicago are authorized or obligated by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee, or the principal office of the Property Trustee under the Trust Agreement is closed for business. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day next preceding such Interest Payment Date; provided that so long as the Preferred Securities remain in book--entry form, the Regular Record Date shall be the corresponding record date for the payment of distributions on the Preferred Securities. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

    The Company shall have the right at any time during the term of this Debenture, from time to time, to extend the interest payment period of such Debenture for up to 20 consecutive quarters with respect to each deferral period (each such deferral period, an "Extension Period"), during which periods the Company shall have the right not to make payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest and Liquidated Damages, if any, thereon to the extent permitted by applicable law); provided that during any such Extension Period, the Company will not, and will not permit any Subsidiary to (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of the Company's capital stock or (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of the Company that rank pari passu with or junior to the Debentures (other than (i) any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (ii) redemptions or purchases of any rights pursuant to the Shareholders Rights Plan, or any successor to such Shareholders Rights Plan, and the declaration of a dividend of such rights or the issuance of stock under such plans in the future, (iii) payments under the Guarantee, (iv) purchases of Common Stock related to the issuance of Common Stock under any of the Company's benefit plans for its directors, officers or employees, (v) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one series or class of the Company's capital stock for another series or class of the Company's capital stock and (vi) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period shall exceed 20 consecutive quarters or extend beyond the Stated Maturity of this Debenture. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Trustee, the Property Trustee and the Administrative Trustees (as defined in the Trust Agreement) notice of its selection of an Extension Period at least one Business Day prior to the earlier of (i) the record date for the date the distributions on the Preferred Securities (or if no Preferred Securities are outstanding, for the date interest on the Debentures would have been payable except for the election to begin such Extension Period) and (ii) the date the Property Trustee (or if no Preferred Securities are outstanding, the Trustee) is required to give notice to the NYSE or other applicable self--regulatory organization or to holders of such Preferred Securities (or, if no Preferred Securities are outstanding, to the Holders of such Debentures) of the record date.

    Payment of the principal of (and premium, if any) and interest on this Debenture will be made at the office or agency of the Property Trustee maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Security Register.

    The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payments to the prior payment in full of all Senior and Subordinated Debt (as defined in the Indenture), and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney--in--fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior and Subordinated Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

    If a Special Event shall occur and be continuing, the Company may, at its option, subject to the terms and conditions of Article Eleven of the Indenture, redeem this Debenture in whole or, in the case of a Tax Event only, in part, at the Redemption Price set forth in Section 11.09 of the Indenture. Furthermore, at any time on or after June 15, 2006, the Company may, at its option, subject to the terms and conditions of Article Eleven of the Indenture, redeem this Debenture in whole at any time or in part from time to time, at the Redemption Prices set forth in Section 11.08 of the Indenture.

    In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

    Subject to the terms and conditions set forth in Article Thirteen of the Indenture, this Debenture is convertible, at the option of the Holder hereof, into shares of Common Stock.

    If an Event of Default shall occur and be continuing, the principal of the Debentures may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

    The Indenture contains provisions for satisfaction, discharge and defeasance of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth in the Indenture.

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Debentures. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Debenture and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

    As provided in, and subject to the provisions of, the Indenture, if an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures may declare the principal amount of all the Debentures to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, if upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures fail to declare the principal of all the Debentures to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the Preferred Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee, and upon any such declaration such principal amount (or specified amount) of and the accrued interest (including any Additional Interest) on all the Debentures shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Debentures shall remain subordinated to the extent provided in Article Twelve of the Indenture.

    No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

    The holders of the Preferred Securities, the Debentures, the Guarantee and the shares of Common Stock of the Company issuable upon conversion of the Debentures (collectively, the "Registrable Securities") are entitled to the benefits of a Registration Rights Agreement, dated as of June 18, 2001, among Cummins Capital Trust I, the Company and the Purchasers named therein (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company has agreed for the benefit of the holders of Registrable Securities that (i) it will, at its cost, within 90 days after the date of original issuance of the Preferred Securities, file a shelf registration statement (the "Shelf Registration Statement") with the Commission with respect to the resales of the Registrable Securities, (ii) it will use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission as promptly as practicable and in no event later than 180 days after the date of original issuance of the Preferred Securities and (iii) the Depositor (as defined in the Trust Agreement) will use its best efforts to maintain such Shelf Registration Statement effective under the Securities Act until the date that is two years after the date such Shelf Registration Statement is declared effective or such earlier date as is provided in the Registration Rights Agreement (the "Effectiveness Period"). The Company will be permitted to suspend the use of the prospectus (which is a part of the Shelf Registration Statement) in connection with sales of Registrable Securities by holders during certain periods of time under certain circumstances relating to pending corporate developments relating to the Company and public filings with the Commission and similar events.

    If (i) on or prior to 90 days following the date of original issuance of the Preferred Securities, a Shelf Registration Statement has not been filed with the Commission, or (ii) on or prior to the 180th day following the original issuance of the Preferred Securities, such Shelf Registration Statement is not declared effective (each such event, a "Registration Default"), additional interest ("Liquidated Damages") will accrue on the Debentures and, accordingly, additional distributions will accrue on the Preferred Securities, from and including the day following such Registration Default until such time as such Shelf Registration Statement is filed or such Shelf Registration Statement is declared effective, as the case may be. Liquidated Damages will be paid quarterly in arrears (subject to the Company's ability to defer payment of Liquidated Damages during any Extension Period), with the first quarterly payment due on the first Interest Payment Date following the date on which such Liquidated Damages began to accrue, and will accrue at a rate per annum equal to an additional 0.25% of the principal amount, to and including the 90th day following such Registration Default and 0.50% thereof from and after the 91st day following such Registration Default. In the event that during the Effectiveness Period the Shelf Registration Statement ceases to be effective, or the Company suspends the use of the prospectus which is a part thereof, for more than 30 days, whether or not consecutive, in any 90--day period, or 90 days whether or not consecutive, during any 12--month period then the interest rate borne by the Debentures and the distribution rate borne by the Preferred Securities will each increase by an additional 0.50% per annum from the 31st day of the applicable 90--day period or the 91st day of the applicable 12--month period, as the case may be, that such Shelf Registration Statement ceases to be effective or the Company suspends the use of the prospectus which is a part thereof, as the case may be, until the earlier of such time as (i) the Shelf Registration Statement again becomes effective or the use of the related prospectuses ceases to be suspended, as the case may be, or (ii) the Effectiveness Period expires.

    If the Company is required to file, but fails to file a post--effective amendment to the Shelf Registration Statement, or the post--effective amendment is not declared effective within 45 days of the filing of such post--effective amendment, the Company shall pay Liquidated Damages at a rate per annum equal to an additional 0.50% from and including the date of such Registration Default until such time as such Registration Default is cured.

    As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company maintained under Section 10.02 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

    The Debentures are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

    The Company and, by its acceptance of this Debenture or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Debenture agree that for United States Federal, state and local tax purposes it is intended that this Debenture constitute indebtedness.

    THE INDENTURE AND THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

    ASSIGNMENT FORM

    To assign this Debenture, fill in the form below:

    (I) or (we) assign and transfer this Debenture to

    _______________________________________________________________________
    (Insert assignee's social security or tax I.D. no.)

    _______________________________________________________________________

    _______________________________________________________________________

    _______________________________________________________________________
    (Print or type assignee's name, address and zip code)

    and irrevocably appoint _________________________________________________ agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

    Your Signature:_________________________________________________
    (Sign exactly as your name appears on the other side of this Debenture)

    Date: _______________________________________________________

    Signature Guarantee:* _____________________________________

    [Include the following if the Debenture bears a Restricted Securities Legend --

    In connection with any transfer of any of the Debentures evidenced by this certificate, the undersigned confirms that such Debentures are being:

    CHECK ONE BOX BELOW:

    (1) ☐ exchanged for the undersigned's own account without transfer; or

    (2) ☐ transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

    (3) ☐ transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

    (4) ☐ transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933; or

    (5) ☐ transferred pursuant to an effective Registration Statement under the Securities Act of 1933.

    Unless one of the boxes is checked, the Trustee will refuse to register any of the Debentures evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Debentures, such legal opinions, certifications and other information as the Company has reasonably requested in writing and directed the Trustee to require confirmation that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act; provided, further, that after the date that a Shelf Registration Statement under the Securities Act of 1933 has been filed and so long as such Shelf Registration Statement continues to be effective, the Trustee may only permit transfers for which box (4) or (5) has been checked.

    _________________________________
    Signature

    Signature Guarantee:*

    ____________________________________ ____________________________
    Signature must be guaranteed Signature

    ______________________________________________________________________

    [TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

    The undersigned represents and warrants that it is purchasing this Debenture for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

    Dated:__________________________ ________________________________

    NOTICE: To be executed by an executive officer]

    NOTICE OF CONVERSION

    To: Cummins Inc.

    The undersigned owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion below designated, into Common Stock of CUMMINS INC. in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

    Any Holder, upon the exercise of its conversion rights in accordance with the terms of the Indenture and the Debenture, agrees to be bound by the terms of the Registration Rights Agreement relating to the Common Stock issuable upon conversion of the Debenture.

    Date: ______________, ________

    in whole ____ Portions of Debenture to be converted ($50
    in part ____ or integral multiples thereof):

    $____________________

    __________________________________
    Signature (for conversion only)

    Please Print or Typewrite Name and Address, Including Zip Code, and Social Security or Other Identifying Number

    _________________________________

    _________________________________

    _________________________________

    Signature Guarantee:* _____________________________

    Additional Provisions Required in Global Debenture. Any Global Debenture issued hereunder shall, in addition to the provisions contained in Sections 2.02 and 2.03 bear a legend in substantially the following form:

    "This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository."

    Form of Trustee's Certificate of Authentication. The form of Trustee's Certificate of Authentication shall be as follows:*

    "This is one of the Debentures designated therein referred to in the within mentioned Indenture.

    BNY MIDWEST TRUST COMPANY,
    as Trustee

    By:

    Authorized Signatory

    Dated:"

    Initial Issuance to Property Trustee. The Debentures initially issued to the Property Trustee of the Trust shall be in the form of one or more individual certificates in definitive, fully registered form without distribution coupons and shall bear the following legend (the "Restricted Securities Legend") unless the Company determines otherwise in accordance with applicable law:

  "THE SECURITIES EVIDENCED HEREBY AND THE COMMON STOCK ISSUABLE UPON THEIR CONVERSION HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, IN EACH CASE, IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS."

  The Debentures

    Title and Terms. The aggregate principal amount of Debentures that may be authenticated and delivered under this Indenture is limited to $309,278,400, except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 3.04, 3.05, 3.06 or 9.06.

    The Debentures shall be known and designated as the "7% Junior Subordinated Convertible Debentures Due June 15, 2031" of the Company. Their Stated Maturity shall be June 15, 2031, and they shall bear interest at the rate of 7% per annum, from June 18, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable quarterly on March 15, June 15, September 15 and December 15, subject to deferral as set forth herein, commencing September 15, 2001, until the principal thereof is paid or made available for payment.

    The principal of (and premium, if any) and interest on the Debentures shall be payable at the office or agency of the Company in the City of Chicago maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

    The Debentures shall be redeemable as provided in Article Eleven.

    The Debentures shall be subordinated in right of payment to Senior and Subordinated Debt as provided in Article Twelve.

    The Debentures shall be convertible as provided in Article Thirteen.

    Denominations. The Debentures shall be issuable only in registered form without coupons and only in denominations of $50 and any integral multiple thereof.
    Execution, Authentication, Delivery and Dating. The Debentures shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents. The signature of any of these officers on the Debentures may be manual or facsimile.

    Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures.

    At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Debentures; and the Trustee in accordance with such Company Order shall authenticate and deliver such Debentures as in this Indenture provided and not otherwise.

    Each Debenture shall be dated the date of its authentication.

    No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debenture a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder.

    Temporary Debentures. Pending the preparation of definitive Debentures, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Debentures that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as evidenced by their execution of such Debentures.

    If temporary Debentures are issued, the Company will cause definitive Debentures to be prepared without unreasonable delay. After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debentures of authorized denominations. Until so exchanged the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

    Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Debentures and transfers of Debentures as herein provided.

    Upon surrender for registration of transfer of any Debenture at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

    At the option of the Holder, Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Holder making the exchange is entitled to receive.

    All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

    Every Debenture presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

    No service charge shall be made for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures, other than exchanges pursuant to Section 3.04, 9.06, 11.08 or 13.01 not involving any transfer.

    Notwithstanding any of the foregoing, the Global Debenture shall be exchangeable pursuant to this Section 3.05 for Debentures registered in the names of Persons other than the Depository for such Debentures or its nominee only if (a) such Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Debenture or such Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Company shall not have appointed a successor depository within 90 days after such notice, (b) the Company executes and delivers to the Trustee a Company Order that the Global Debenture shall be so exchangeable or (c) there shall have occurred and be continuing an Event of Default and the Holders of a majority in principal amount of the Outstanding Debentures determine that the Global Debenture will be so exchangeable. The Global Debenture shall be exchangeable for Debentures registered in such names as such Depository shall direct.

    Notwithstanding any other provisions in this Indenture, the Global Debenture may not be transferred except as a whole by the Depository with respect to the Global Debenture to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository

    Neither the Company nor the Trustee shall be required (i) to issue, register the transfer of or exchange any Debenture during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debentures selected for redemption under Section 11.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

    The Debentures may not be transferred except in compliance with the Restricted Securities Legend unless otherwise determined by the Company in accordance with applicable law. Upon any distribution of the Debentures to the holders of the Preferred Securities in accordance with the Trust Agreement, the Company and the Trustee shall enter into a supplemental indenture pursuant to Section 9.01(8) to provide for transfer procedures and restrictions with respect to the Debentures substantially similar to those contained in the Trust Agreement to the extent applicable in the circumstances existing at the time of such distribution.

    Mutilated, Destroyed, Lost and Stolen Debentures. If any mutilated Debenture is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

    If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Debenture and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of actual notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall execute and upon a Company Order the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

    In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

    Upon the issuance of any new Debenture under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

    Every new Debenture issued pursuant to this Section in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.

    The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

    Payment of Interest; Interest Rights Preserved. Interest on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest.

    Any interest on any Debenture that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

      The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a special record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first--class postage prepaid, to each Holder at the address of such Holder as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).
      The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange (or by the Trustee if the Debentures are not listed), if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

    Subject to the foregoing provisions of this Section, each Debenture delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

    Persons Deemed Owners. Prior to due presentment of a Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.07) interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. No holder of any beneficial interest in any Global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such Global Security, and such Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee from giving effect to any written certification, proxy, or other authorization furnished by a Depository or impair, as between the Depository and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depository (or its nominee) as Holder of any Global Security.
    Cancellation. All Debentures surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly cancelled by the Trustee. No Debentures shall be authenticated in lieu of or in exchange for any Debentures cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Debentures held by the Trustee shall be disposed of by the Trustee in its customary manner.
    Computation of Interest. Interest on the Debentures shall be computed on the basis of a 360--day year of twelve 30--day months.
    Extension of Interest Payment Period. The Company shall have the right, at any time during the term of the Debentures, so long as no Event of Default has occurred and is continuing, from time to time to extend the interest payment period for the Debentures for up to 20 consecutive quarters with respect to each deferral period (each, an "Extension Period") during which periods the Company shall have the right to not make payments of interest (including any Liquidated Damages) on any Interest Payment Date, and at the end of such Extension Period the Company shall pay all interest then accrued and unpaid thereon (together with Additional Interest thereon, if any, at the rate specified for the Debentures to the extent permitted by applicable law), provided, however, that during any such Extension Period, the Company shall not, and shall cause any Subsidiary not to, (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company's capital stock or (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of the Company that rank pari passu with or junior to the Debentures (other than (i) any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (ii) redemptions or purchases of any rights pursuant to the Shareholders Rights Plan, or any successor to such Shareholders Rights Plan, and the declaration of a dividend of such rights or the issuance of stock under such plans in the future, (iii) payments under the Guarantee, (iv) purchases of Common Stock related to the issuance of Common Stock under any of the Company's benefit plans for its directors, officers or employees, (v) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one series or class of the Company's capital stock for another series or class of the Company's capital stock and (vi) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no such Extension Period shall exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Debentures. Upon termination of any Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above requirements. No interest including Additional Interest and Liquidated Damages, if any, shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Trustee, the Property Trustee and the Administrative Trustees notice of its selection of such Extension Period at least one Business Day prior to the earlier of (i) the record date for the date the distributions on the Preferred Securities of the Trust (or if no Preferred Securities are outstanding, for the date interest on the Debentures would have been payable except for the election to begin such Extension Period) and (ii) the date the Property Trustee (or, if no Preferred Securities are outstanding, the Trustee) is required to give notice to the NYSE or other applicable self--regulatory organization or to holders of such Preferred Securities (or, if no Preferred Securities are outstanding, to the Holders of such Debentures) of such record date, but in any event not less than one Business Day prior to such record date. Such notice shall specify the period selected.

    The Trustee shall promptly give notice of the Company's selection of such Extension Period to the Holders of the outstanding Debentures.

    Right of Set--off. Notwithstanding anything to the contrary in the Indenture, the Company shall have the right to set--off any payment it is otherwise required to make thereunder in respect of the Debentures to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment relating to the Debentures under the Guarantee.
    Agreed Tax Treatment. Each Debenture issued hereunder shall provide that the Company and, by its acceptance of a Debenture or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, such Debenture agree that for United States Federal, state and local tax purposes it is intended that such Debenture constitute indebtedness.
    CUSIP Numbers. The Company in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use such "CUSIP" number in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such number either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.
    Global Debenture. In connection with distribution of Debentures to holders of the Preferred Securities in connection with the involuntary or voluntary dissolution, winding up or liquidation of the Trust, the Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for one or more global certificates in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (each, a "Global Debenture"), to be registered in the name of the Depository, or its nominee, and delivered by the Trustee to the Depository, or its custodian, for crediting to the accounts of its participants pursuant to the procedures of the Depository. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with this Indenture; and
          if any Preferred Securities are held in non book--entry certificated form, the Debenture in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security certificate which represents Preferred Securities other than Preferred Securities held by the Depository or its nominee ("Non Book--Entry Preferred Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book--Entry Preferred Securities until such Preferred Security certificates are presented to the Security Registrar for transfer or reissuance at which time such Non Book--Entry Preferred Security certificates will be canceled and a Debenture, registered in the name of the holder of the Preferred Security certificate or the transferee of the holder of such Preferred Security certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security certificate canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with this Indenture. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.
        A Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depository, or to a nominee of such successor Depository.
        If (i) the Depository notifies the Company that it is unwilling or unable to continue as a depository for such Global Debenture and no successor depository shall have been appointed within 90 days by the Company, (ii) the Depository notifies the Company that it has ceased to be a clearing agency registered under the Exchange Act at which time the Depository is required to be so registered to act as such depository and no successor depository shall have been appointed within 90 days by the Company, (iii) the Company, in its sole discretion, determines that such Global Debenture shall be so exchangeable or (iv) there shall have occurred an Event of Default with respect to such Debentures and the Holders of a majority in principal amount of the Outstanding Debentures determine that such Global Debenture should be so exchangeable, as the case may be, the Company will execute, and, subject to this Article Three, the Trustee, upon written notice from the Company and receipt of a Company Order, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In addition, upon the occurrence of the events specified in (iii) or (iv) above, the Company will execute, and subject to Section 3.05 of this Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company and a Company Order, will authenticate and make available for delivery the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be canceled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Depository for delivery to the Persons in whose names such Debentures are so registered.

  Satisfaction and Discharge

    Satisfaction and Discharge of Indenture. (A) If at any time (a) the Company shall have paid or caused to be paid the principal of, and interest, if any, on all the Debentures theretofore authenticated (other than Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06), in accordance with the terms of this Indenture and such Debentures or (b) as to Debentures not so paid, the Company shall have delivered to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 3.06) or (c) as to Debentures not so paid or delivered for cancellation, (i) all the Debentures shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds money in an amount (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with Section 4.04) or Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of money, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (A) the principal and interest, if any, on all Debentures of such series on each date that such principal or interest, if any, is due and payable and (B) any mandatory sinking fund or analogous payments on the dates on which such payments are due and payable in accordance with the terms of this Indenture and the Debentures; and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company then this Indenture shall cease to be of further effect (except as to (i) any surviving rights of conversion, registration of transfer or exchange of Debentures and the Company's right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Debentures, (iii) the rights of Holders to receive Debentures, payments of principal thereof, and interest, if any, thereon, upon the original stated due dates therefor or any date of redemption (but not upon acceleration), and remaining rights of such Holders to receive mandatory sinking fund or analogous payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of Holders as beneficiaries hereof with respect to the property so deposited with the Trustee and payable to all or any of them, (vi) conversion of the Debentures under Article Thirteen, (vii) maintenance of the Trust as a grantor trust under Section 10.08 and (viii) the obligations of the Company under Section 10.02) and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with, and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction and discharge of this Indenture. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Debentures.

    (B) In addition to discharge of this Indenture pursuant to the next preceding paragraph (A) the Company shall be deemed to have paid and discharged the entire indebtedness on all the Debentures on the 123rd day after the date of making the deposit referred to in clause (a), and the provisions of this Indenture with respect to the Debentures shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Debentures and the Company's right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Debentures, (iii) the rights of Holders of Debentures to receive payments of principal thereof and interest, if any, thereon upon the original stated due dates therefor or any date of redemption (but not upon acceleration), and remaining rights of such Holders to receive mandatory sinking fund or analogous payments, if any, solely from the trust fund referred to in subparagraph (a) below, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of Holders as beneficiaries hereof with respect to the property so deposited with the Trustee and payable to all or any of them, (vi) conversion of the Debentures under Article Thirteen, (vii) maintenance of the Trust as a grantor trust under the second paragraph of Section 10.08, (viii) the payment of any Additional Sums due under Section 10.07, (ix) the payment of any Trust expenses due under Section 10.10 and (x) the obligations of the Company under Section 10.02), and the Trustee, at the cost and expense of the Company, shall, at the Company's written request, execute proper instruments acknowledging the same, if:

        the Company shall have irrevocably deposited or caused to be irrevocably deposited with the Trustee as a trust fund specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Debentures (i) money in an amount, or (ii) Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of money, or (iii) a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification therefor delivered to the Trustee, to pay (A) the principal and interest, if any, on all Debentures on each date that such principal or interest, if any, is due and payable and (B) any mandatory sinking fund or analogous payments on the dates on which such payments are due and payable in accordance with the terms of this Indenture and the Debentures;
        no Event of Default or event which, with notice or lapse of time or both, would become an Event of Default with respect to the Debentures shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);
        such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;
        the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) if such deposits shall include Government Obligations in respect of any government other than the United States of America, such deposit shall not result in the Company, the Trustee or such trust constituting an "investment company" under the Investment Company Act of 1940, as amended, and (ii) if any such deposit occurs more than one year prior to the Stated Maturity or redemption date of the Debentures, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and
        the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this paragraph have been complied with.

    (C) The Company shall be released from its obligations under Article Eight and Article Ten (except with respect to maintenance of the Trust as a grantor trust under Section 10.08) with respect to the Debentures Outstanding on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"). Covenant defeasance means that, with respect to the Outstanding Debentures, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in Article Ten, whether directly or indirectly by reason of any reference elsewhere herein to such Article by reason of any reference in such Article to any other provision herein or by reason of any reference to such Article in any other document, and such omission to comply shall not constitute an Event of Default under Section 5.01. The following shall be the conditions to application of this paragraph (C):

    (a) the Company shall have irrevocably deposited or caused to be irrevocably deposited with the Trustee as a trust fund specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Debentures, (i) money in an amount, or (ii) Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of money in an amount or (iii) a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (A) the principal and interest, if any, on all Debentures on each date that such principal or interest, if any, is due and payable and (B) any mandatory sinking fund or analogous payments on the dates on which such payments are due and payable in accordance with the terms of this Indenture and the Debentures;

    (b) no Event of Default or event which, with notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall be deemed satisfied until the expiration of such period);

    (c) such covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

    (d) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) if such deposits shall include Government Obligations in respect of any government other than the United States of America, such deposit shall not result in the Company, the Trustee or such trust constituting an "investment company" under the Investment Company Act of 1940, as amended, and (ii) the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

    (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such covenant defeasance have been complied with.

    Application by Trustee of Funds Deposited for Payment of Debentures. Subject to Section 4.04 and the last paragraph of Section 10.03, all moneys and Government Obligations deposited with the Trustee (or other trustee), and all money received by the Trustee in respect of Government Obligations deposited with the Trustee, pursuant to Section 4.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the Holders of all sums due and to become due thereon for principal and interest, if any; but such money need not be segregated from other funds except to the extent required by law.
    Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture, all moneys then held by any paying agent under the provisions of this Indenture shall, upon written demand of the Company, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.
    Return of Moneys Held by Trustee and Paying Agent Unclaimed for Three Years. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of principal or interest, and not applied but remaining unclaimed for three years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee or such paying agent, and any Holder shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment with respect to moneys deposited with it for any payment shall at the expense of the Company, mail by first--class mail to Holders Debentures at their addresses as they shall appear on the Security Register for the Debentures, notice that such moneys remain and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing any unclaimed balance of such moneys then remaining will be repaid to the Company.
    Indemnity for Government Obligations. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 4.01 or the principal or interest received in respect of such Government Obligations, other than any such tax, fee or other charge which by law is for the account of the Holders for whose benefit such Government Obligations are held.

  Remedies

    Events of Default. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
      default in the payment of any interest upon any Debenture, including any Additional Interest in respect thereof, when it becomes due and payable, and continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period); or
      default in the payment of the principal of (or premium, if any, on) the Debentures when due whether at Stated Maturity, upon redemption by declaration or otherwise; or
      default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Debentures, or by the holder or holders of at least 25% in aggregate liquidation preference of the outstanding Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or
      failure by the Company to issue the Common Stock upon an appropriate election by the Holder or Holders of the Debentures to convert the Debentures into shares of Common Stock; or
      the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or
      the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.
    Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures may declare the principal of all the Debentures to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, if upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures fail to declare the principal of all the Debentures to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the Preferred Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee, and upon any such declaration such principal amount (or specified amount) of and the accrued interest (including any Additional Interest) on all the Debentures shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on the Debentures shall remain subordinated to the extent provided in Article Twelve.

    At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Debentures, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if the Company has paid or deposited with the Trustee a sum sufficient to pay all overdue interest (including any Additional Interest) on all Debentures, the principal of (and premium, if any, on) any Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures, to the extent that payment of such interest is lawful, interest upon overdue interest (including any Additional Interest) at the rate borne by the Debentures, and all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

      and

      all Events of Default, other than the non--payment of the principal of Debentures which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

    If the holders of a majority in principal amount of the Outstanding Debentures fail to rescind and annul such declaration and its consequences, the holders of a majority in liquidation amount of the Preferred Securities then outstanding shall have such right. No such rescission shall affect any subsequent default or impair any right consequent thereon.

    Collection of Indebtedness and Suits for Enforcement by Trustee.

    The Company covenants that if

      default is made in the payment of any interest (including any Additional Interest) on any Debenture when such interest becomes due and payable and such default continues for a period of 30 days, or default is made in the payment of the principal of (and premium, if any, on) any Debenture, whether at the Maturity thereof, upon redemption or otherwise,

    the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debentures, the whole amount then due and payable on such Debentures for principal (and premium, if any) and interest (including Additional Interest), and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest (including any Additional Interest), at the rate borne by the Debentures, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

    If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

    Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Debentures), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

    No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

    Trustee May Enforce Claims Without Possession of Debentures. All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debentures in respect of which such judgment has been recovered.
    Application of Money Collected. Subject to Article Twelve, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest (including Additional Interest), upon presentation of the Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

    FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 6.07;

    SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest (including Additional Interest) on the Debentures in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal (and premium, if any) and interest (including Additional Interest), respectively; and

    THIRD: The balance, if any, to the Company.

    Limitation on Suits. No Holder of any Debenture, including a holder of Preferred Securities acting to enforce the rights of the Property Trustee as a Holder of the Debentures pursuant to Section 6.8 of the Trust Agreement, shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder has previously given written notice to the Trustee of a continuing Event of Default;
      the Holders of not less than 25% in principal amount of the Outstanding Debentures shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
      such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;
      the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
      no direction inconsistent with such written request has been given to the Trustee during such 60--day period by the Holders of a majority in principal amount of the Outstanding Debentures;

    it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

    Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert. Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) interest (including any Additional Interest) on such Debenture on the respective Stated Maturities expressed in such Debenture (or, in the case of redemption, on the Redemption Date) and to convert such Debenture in accordance with Article Thirteen and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

    For so long as any Preferred Securities remain outstanding, to the fullest extent permitted by law and subject to the terms of this Indenture and the Trust Agreement, upon an Event of Default specified in Sections 5.01(1) or 5.01(2), any holder of Preferred Securities shall have the right to institute a proceeding directly against the Company, for enforcement of payment to such holder of the principal amount of or interest on Debentures having a principal amount equal to the liquidation preference of the Preferred Securities of such holder (a "Direct Action"). Notwithstanding any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of (and premium, if any) or interest on the Debentures held by the Trust or the Property Trustee. In connection with any such Direct Action, the rights of the Company will be subrogated to the rights of any holder of the Preferred Securities to the extent of any payment made by the Company to such holder of Preferred Securities as a result of such Direct Action. Except as set forth in this Section, the holders of Preferred Securities shall have no right to execute any right or remedy available to the Holders of or in respect of, the Debentures.

    Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
    Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
    Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
    Control by Holders. The Holders of a majority in principal amount of the Outstanding Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that such direction shall not be in conflict with any rule of law or with this Indenture, and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and provided further that subject to the provisions of Section 6.01, the Trustee shall have the right to decline to follow such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would involve the Trustee in personal liability.

    Upon receipt by the Trustee of any written notice directing the time, method or place of conducting any such proceeding or exercising any such trust or power, with respect to the Debentures and, if all or part of the Debentures is represented by a Global Security, a record date shall be established for determining Holders of Outstanding Debentures entitled to join in such notice, which record date shall be at the close of business on the day the Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date, provided, that, unless the Holders of a majority in principal amount of the Outstanding Debentures shall have joined in such notice prior to the day which is 90 days after such record date, such notice shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90--day period, a new notice identical to a notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.12.

    Waiver of Past Defaults. Subject to Section 9.02 hereof, the Holders of not less than a majority in principal amount of the Outstanding Debentures may on behalf of the Holders of all the Debentures waive any past default hereunder and its consequences, except a default in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Debenture (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Trustee), or in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Debenture affected; provided, however, that if the Debentures are held by the Trust or a trustee of the Trust, such waiver shall not be effective until the holders of a majority in liquidation amount of Preferred Securities then outstanding shall have consented to such waiver; provided, further, that if the consent of the Holder of each Outstanding Debenture is required, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver.

    Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. If the Holders of a majority in aggregate principal amount of the Outstanding Debentures fail to waive such Event of Default, the holders of a majority in aggregate liquidation amount of Preferred Securities shall have such right. No such rescission shall affect any subsequent default or impair any right consequent thereon.

    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit (including reasonable fees and expenses of the Trustee and its agents and counsel), and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Debentures, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on the Debentures on or after the Maturity of the Debentures or to convert a Debenture in accordance with Article Thirteen.
    Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

  The Trustee

    Certain Duties and Responsibilities.
        Except during the continuance of an Event of Default,
          the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
          in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.
        In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
        No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct except that this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;
          the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and
          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Holders pursuant to Section 5.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.
        No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
        Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
    Notice of Defaults. Within 90 days after actual knowledge by a Responsible Officer of the Trustee of the occurrence of any default hereunder, the Trustee shall transmit by mail to all Holders of Debentures, as their names and addresses appear in the Securities Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on the Debentures, the Trustee shall be protected in withholding such notice if and so long as the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Debentures; and provided, further, that, except in the case of any default of the character specified in Section 5.01(3), no such notice to Holders of the Debentures shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.
    Certain Rights of Trustee. Subject to the provisions of Section 6.01:
        the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;
        any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
        whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;
        the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
        the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
        the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;
        the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
        the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and
        the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
    Not Responsible for Recitals or Issuance of Debentures. The recitals contained herein and in the Debentures, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of Debentures or the proceeds thereof.
    May Hold Debentures. The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.
    Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.
    Compensation and Reimbursement. The Company agrees
      to pay to the Trustee from time to time such compensation for all services rendered by it hereunder in such amounts as the Company and the Trustee shall agree in writing from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
      to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as determined by a court of competent jurisdiction to have been caused by its own negligence or willful default; and
      to fully indemnify the Trustee for, and to hold it harmless against, any loss, liability, claim, damage or expense (including the reasonable compensation and the expenses and disbursements of its agents and counsel) except any such loss, liability, claim, damage or expense determined by a court of competent jurisdiction to have been caused by its own negligence or willful default, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

    This Indemnification shall survive the termination of this Agreement and resignation and removal of the Trustee.

    To secure the Company's payment obligations in this Section, the Company and the Holders agree that the Trustee shall have a lien prior to the Debentures on all money or property held or collected by the Trustee except assets held in trust to pay principal and premium, if any, or interest on particular Debentures pursuant to Article Four, or pursuant to any redemption pursuant to Article Eleven hereof if monies have been deposited for such redemption and notice has been given and the Redemption Date has passed. Such lien shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.

    When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Reform Act of 1978 or a successor statute.

    Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under the Trust Agreement and the Guarantee.
    Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and is:
      a corporation organized and doing business under the laws of the United States of America or of any State, Territory or the District of Columbia, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority, or a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination of authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, in either case having a combined capital and surplus of at least $50,000,000 and has its Corporate Trust Office in the City of Chicago, Illinois or the City of New York, New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

    Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee hereunder.

    Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Debentures, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If at any time:

      the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debenture for at least six months, or the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debentures delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

    Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

    No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

    Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.
    Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).
    Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Debentures issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption or pursuant to Section 3.06, and Debentures so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Debentures by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first--class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment is made pursuant to this Section, the Debentures may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Debentures described in the within--mentioned Indenture.

BNY Midwest Trust Company,

As Trustee

By___________________________,

As Authenticating Agent

By___________________________,

Authorized Signatory

  Holders' Lists and Reports by Trustee and Company

    Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee quarterly, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

    excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

    Preservation of Information; Communications to Holders.   The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.
        The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.
        Every Holder of Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
    Reports by Trustee.   The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.
        A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Debentures are listed, with the Commission and with the Company. The Company will notify the Trustee when the Debentures are listed on any stock exchange.
    Reports by Company. The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

  Consolidation, Merger, Conveyance, Transfer or Lease

    Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:
      in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Interest) on all the Debentures and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Article Thirteen;
      immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;
      such consolidation, merger, conveyance, transfer or lease is permitted under the Trust Agreement and Guarantee and does not give rise to any breach or violation of the Trust Agreement or Guarantee; and
      the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
    Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Debentures.

  Supplemental Indentures

    Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
      to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Debentures; or
      to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or
      to make provision with respect to the conversion rights of Holders pursuant to the requirements of Article Thirteen; or
      to add any additional Events of Default; or
      to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided, that such action pursuant to this Clause (5) shall not adversely affect the interests of the Holders, or, so long as any Preferred Securities shall remain outstanding, the holders of Preferred Securities, in either case in any material respect; or
      to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the Trust hereunder by more than one Trustee, pursuant to the requirements of Section 6.11; or
      to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, if applicable;
      to make provision for transfer procedures, certification, book--entry provisions, the form of restricted securities legends, if any, to be placed on Debentures, and all other matters required pursuant to Section 3.05 or otherwise necessary, desirable or appropriate in connection with the issuance of Debentures to holders of Preferred Securities in the event of a distribution of Debentures by the Trust if a Special Event occurs and is continuing.
    Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Debentures, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debenture affected thereby,

    (a) Except to the extent permitted by Section 3.11 with respect to the extension of the interest payment period of the Debentures,

      change the Stated Maturity of the principal of, or any installment of interest (including Additional Interest) on, any Debenture, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Debenture or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or adversely affect any right to convert or exchange any Debenture or modify the provisions of this Indenture with respect to the subordination of the Debentures in a manner adverse to the Holders, or reduce the percentage in principal amount of the Outstanding Debentures, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or modify any of the provisions of this Section, Article Four, Section 5.08, Section 5.13 or Section 10.11, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debenture affected thereby, or the consent of the holders of all the Preferred Securities, as the case may be, provided that, so long as any Preferred Securities remain outstanding no termination of this Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of such Preferred Securities then outstanding unless and until the principal (and premium, if any) of the Debentures and all accrued and unpaid interest (including any Additional Interest) thereon have been paid in full.

    It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

    Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that all conditions precedent have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.
    Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
    Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.
    Reference in Debentures to Supplemental Indentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debentures.

  Covenants

    Payment of Principal, Premium and Interest. The Company will duly and punctually pay the principal of (and premium, if any) and interest (including Additional Interest and Liquidated Damages) on the Debentures in accordance with the terms of the Debentures and this Indenture.
    Maintenance of Office or Agency. The Company will maintain in the City of Chicago an office or agency where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer or exchange, where Debentures may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

    The Company may also from time to time designate one or more other offices or agencies (in or outside the City of Chicago) where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of Chicago for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

    Money for Debenture Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest (including Additional Interest) or Liquidated Damages on any of the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest (including Additional Interest) or Liquidated Damages so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

    Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest (including Additional Interest) or Liquidated Damages on any Debentures, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

    The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Debentures) in the making of any payment in respect of the Debentures, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

    The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

    Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest (including Additional Interest) or Liquidated Damages on any Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest (including Additional Interest) or Liquidated Damages has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

    Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

    The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

    Existence. Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.
    Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent,   (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
    Additional Sums. In the event that (a) the Property Trustee is the Holder of all of the Outstanding Debentures, (b) a Tax Event in respect of the Trust shall have occurred and be continuing and (c) the Company shall not have (i) redeemed the Debentures pursuant to Section 11.07, 11.08 or 11.09 or (ii) terminated the Trust pursuant to Section 9.2(b) of the Trust Agreement, the Company shall pay from time to time to the Trust (and its permitted successors or assigns under the Trust Agreement) for so long as the Trust (or its permitted successor or assignee) is the registered Holder of the Debentures, such additional amounts (the "Additional Sums") as may be necessary in order that the amount of distributions (including any Additional Amounts (as defined in the Trust Agreement)) then due and payable by the Trust on the Preferred Securities and Common Securities that at such time remain outstanding in accord with the terms thereof shall not be reduced as a result of any Additional Taxes. Whenever in this Indenture or the Debentures there is a reference in any context to the payment of principal of or interest on the Debentures, such mention shall be deemed to include mention of the payments of the Additional Sums provided for in this paragraph to the extent that, in such context, Additional Sums are, were or would be payable in respect thereof pursuant to the provisions of this paragraph and express mention of the payment of Additional Sums (if applicable) in any provisions hereof shall not be construed as excluding Additional Sums in those provisions hereof where such express mention is not made, provided, however, that the extension of an interest payment period pursuant to Section 3.11 or the Debentures shall not extend the payment of any Additional Sums that may be due and payable during such interest payment period.
    Additional Covenants. The Company covenants and agrees with each Holder that so long as the Preferred Securities are outstanding, if (i) there shall have occurred any event of which the Company has actual knowledge that (A) with the giving of notice or the lapse of time or both, would constitute an Event of Default hereunder and (B) in respect of which the Company shall not have taken reasonable steps to cure, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee or (iii) the Company shall have given notice of its selection of an Extension Period as provided herein and shall not have rescinded such notice, and such period, or any extension thereof, shall be continuing, then the Company shall not, and shall cause any Subsidiary not to, (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company's capital stock or (y) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of the Company that rank pari passu with or junior to the Debentures (other than (1) any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (2) redemptions or purchases of any rights pursuant to the Shareholders Rights Plan, or any successor to such Shareholders Rights Plan, and the declaration of a dividend of such rights or the issuance of preferred stock under such plans in the future, (3) payments under the Guarantee, (4) purchases of Common Stock related to the issuance of Common Stock under any of the Company's benefit plans for its directors, officers or employees, (5) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one series or class of the Company's capital stock for another series or class of the Company's capital stock and (6) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

    The Company also covenants with each Holder (i) that for so long as Preferred Securities are outstanding not to cause the Trust to convert the Debentures except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities (ii) to maintain the reservation for issuance of the number of shares of Common Stock that would be required from time to time upon the conversion of all the Debentures then outstanding, (iii) to deliver shares of Common Stock upon an election by the Holders to convert such Preferred Securities into Common Stock and (iv) to honor all obligations relating to the conversion or exchange of the Preferred Securities into or for Common Stock or Debentures.

    Payment of Expenses of the Trust. In connection with the offering, sale and issuance of the Debentures to the Property Trustee and in connection with the sale of the Preferred Securities by the Trust, the Company shall pay for all costs, fees and expenses relating to the offering, sale and issuance of the Preferred Securities (as defined in the Purchase Agreement), including commissions, discounts and expenses payable pursuant to the Purchase Agreement and compensation of the Trustee in accordance with the provisions of Section 6.07;
      be responsible for and pay for all debts and obligations (other than with respect to the Preferred Securities) of the Trust, pay for all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Preferred Securities (including commissions, discounts and expenses in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets); and
      pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.
    Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.01 to 10.10, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Debentures shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

  Redemption or Exchange of Debentures

    Election to Redeem; Notice to Trustee. The election of the Company to redeem any Debentures shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company, the Company shall, not less than 45 days prior to the date fixed for redemption (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such date and of the principal amount of Debentures to be redeemed.
    Selection of Debentures to Be Redeemed. If less than all the Debentures are to be redeemed, the particular Debentures to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee from the Outstanding Debentures not previously called for redemption, by lot or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of the Debentures Outstanding, provided that the unredeemed portion of the principal amount of the Debentures be in an authorized denomination (which shall not be less than the minimum authorized denomination) for the Debentures.

    The Trustee shall promptly notify the Company in writing of the Debentures selected for partial redemption and the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debenture redeemed or to be redeemed only in part, to the portion of the principal amount of such Debenture which has been or is to be redeemed. If the Company shall so direct, Debentures registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Debentures selected for redemption.

    Notice of Redemption. Notice of redemption shall be given by first--class mail, postage prepaid, mailed not later than the thirtieth day, and not earlier than the sixtieth day, prior to the date fixed for redemption, to each Holder to be redeemed, at the address of such Holder as it appears in the Security Register.

    With respect to Debentures to be redeemed, each notice of redemption shall state:

    (a) the Redemption Date;

    (b) the redemption price at which the Debentures are to be redeemed (the "Redemption Price");

    (c) if less than all Outstanding Debentures are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Debentures to be redeemed (including, if relevant, the CUSIP or ISIN number);

    (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Debenture or portion thereof, and that upon deposit with the Paying Agent interest thereon, if any, shall cease to accrue on and after the Redemption Date;

    (e) the place or places where the Debentures are to be surrendered for payment of the Redemption Price;

    (f) that a Holder who desires to convert Debentures called for redemption must satisfy the requirements for conversion contained in the Debentures, the then existing conversion price or rate, and the date and time when the option to convert shall expire; and

    (g) applicable CUSIP numbers.

    Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company and shall be irrevocable. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture.

    Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on the Redemption Date specified in the notice of redemption given as provided in Section 11.03, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Article 4) an amount of money sufficient to redeem on the Redemption Date all the Debentures so called for redemption at the applicable Redemption Price.

    If any Debenture called for redemption has been converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Debenture shall (subject to any right of the Holder of such Debenture or any Predecessor Debenture to receive interest as provided in the last paragraph of Section 3.07) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

    Debentures Payable on Redemption Date. If notice of redemption has been given as provided in Section 11.03, the Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, including any accrued interest (and any Additional Interest) thereon, and from and after such date (unless the Company shall default in the payment of the Redemption Price or any accrued interest on (including any Additional Interest)) such Debentures shall cease to bear interest. Upon surrender of any such Debenture for redemption in accordance with said notice, such Debenture shall be paid by the Company at the Redemption Price, including any accrued interest (and any Additional Interest) to the Redemption Date, provided, however, that interest on Debentures whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such at the close of business on the relevant Regular Record Dates or Special Record Dates, as the case may be, according to the terms and the provisions of Section 3.07.

    If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Debenture.

    Debentures Redeemed in Part. In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Debenture during a period beginning at 9:00 a.m. (New York City time) 15 Business Days before any selection for redemption of Debentures and ending at 5:00 p.m. (New York City time) on the earliest date in which the relevant notice of redemption is deemed to have been given to all Holders to be so redeemed and (ii) register the transfer of or exchange any Debentures so selected for redemption, in whole or in part, except for the unredeemed portion of any Debentures being redeemed in part.

    Any Debenture that is to be redeemed only in part shall be surrendered at the place of payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Debenture without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered. Each Debenture shall be subject to partial redemption only in the amount of $50 or integral multiples thereof.

    The Debentures are not entitled to the benefit of any sinking or like fund.

    Mandatory Redemption. Upon (i) repayment at maturity or (ii) as a result of acceleration upon the occurrence of an Event of Default, the Company shall redeem all the Outstanding Debentures at a redemption price equal to 100% of the principal amount of such Debentures plus any accrued and unpaid interest, including any Additional Interest, to the date fixed for redemption.
    Optional Redemption. Except as set forth below, on and after June 15, 2006 and subject to the next succeeding sentence, the Company shall have the right, at any time and from time to time, to redeem the Debentures, in whole or in part, upon notice given as set forth in Section 11.03 during the twelve--month periods beginning on June 15 in each of the following years at the indicated Redemption Price (expressed as a percentage of the principal amount of the Debentures being redeemed), together with any accrued but unpaid interest on the portion being redeemed, including Additional Interest, to the date fixed for such redemption:
Year	Redemption Price (% of principal)	Year	Redemption Price (% of principal)
2006	103.50%	2009	101.40%
2007	102.80%	2010	100.70%
2008	102.10%	2011 and thereafter	100.00%

    The Company may not redeem the Debentures in whole or in part unless all accrued and unpaid interest has been paid in full on all outstanding Debentures for all quarterly interest periods terminating on or prior to the Redemption Date.

    Special Event Redemption. If a Special Event shall occur and be continuing, the Company shall have the right upon not less than 30 days nor more than 60 days notice to the Holders (i) in the case of an Investment Company Event, to redeem the Debentures in whole but not in part, and (ii) in the case of a Tax Event, to redeem the Debentures in whole or in part, in each case for cash, within 90 days following the occurrence of such Special Event at a Redemption Price equal to the principal amount of such Debentures plus any accrued and unpaid interest, including Additional Interest, to the date fixed for such redemption; provided, that, in the case of a Tax Event, the Depositor shall have the right to redeem the Debentures in part if and only for so long as the Depositor shall have elected to pay Additional Sums with respect to the Debentures that remain Outstanding, such that the amount received by the holders of Trust Securities not so redeemed in respect of Distributions (as defined in the Trust Agreement) and other distributions are not reduced as a result of such Tax Event, and shall not have revoked any such election or failed to make such payments.
    Exchange of Trust Securities for Debentures. At any time, the Company shall have the right to terminate the Trust and cause the Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law.

  Subordination of Debentures

    Debentures Subordinate to Senior and Subordinated Debt. The Company covenants and agrees, and each Holder, by such Holder's acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Debentures and the payment of the principal of (and premium, if any) and interest (including Additional Interest) and Liquidated Damages on each and all of the Debentures are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior and Subordinated Debt.
    No Payment When Senior and Subordinated Debt in Default. No payments on account of principal of (and premium, if any) or interest (including Additional Interest) or Liquidated Damages on the Debentures shall be made if at the time of such payment or immediately after giving effect thereto there shall exist a default in any payment with respect to any Senior or Subordinated Debt, and such default shall not have been cured or waived or shall not have ceased to exist. In addition, during the continuance of any other event of default (other than a payment default) with respect to Designated Senior and Subordinated Debt pursuant to which the maturity thereof may be accelerated, from and after the date of receipt by the Trustee of written notice from the holders of such Designated Senior and Subordinated Debt or from an agent of such holders, no payments on account of principal (or premium, if any) or interest (including Additional Interest) in respect of the Debentures may be made by the Company for a period ("Payment Blockage Period") commencing on the date of delivery of such notice and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from the holders of such Designated Senior and Subordinated Debt or from an agent of such holders, or such event of default has been cured or waived or has ceased to exist). Only one Payment Blockage Period may be commenced with respect to the Debentures during any period of 360 consecutive days. No event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior and Subordinated Debt initiating such Payment Blockage Period shall be or be made the basis for the commencement of any subsequent Payment Blockage Period by the holders of such Designated Senior and Subordinated Debt, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.
    Payment Over of Proceeds Upon Dissolution, Etc. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshalling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of the Company (each such event, if any, herein sometimes referred to as a "Proceeding"), all amounts due or to become due upon all Senior and Subordinated Debt shall first be paid in full, in cash or cash equivalents, or payment thereof provided for in accordance with its terms, before any payment is made on account of the principal of (or premium, if any) or interest (including Additional Interest) on the indebtedness evidenced by the Debentures, and upon any such liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshalling or proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which Holders or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior and Subordinated Debt (pro rata to such holders on the basis of the respective amounts of Senior and Subordinated Debt held by such holders, as calculated by the Company) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior and Subordinated Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior and Subordinated Debt in full (including, without limitation, except to the extent, if any, prohibited by mandatory provisions of law, post--petition interest, in any such proceedings), after giving effect to any concurrent payment or distribution to or for the holders of Senior and Subordinated Debt, before any payment or distribution is made to the Holders or to the Trustee under this Indenture.

    If, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee under this Indenture or the Holders of the Debentures before all Senior and Subordinated Debt is paid in full or provision is made for such payment in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid or delivered to the holders of such Senior or Subordinated Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior and Subordinated Debt may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior and Subordinated Debt remaining unpaid until all such Senior and Subordinated Debt shall have been paid in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior and Subordinated Debt.

    For purposes of this Article, the words, "cash, property or securities" shall not be deemed to include shares of capital stock of the Company as reorganized or readjusted, the payment of which is subordinated (at least to the extent provided in this Article with respect to the Debentures) to the payment of all Senior and Subordinated Debt that may at the time be outstanding; provided that (i) the Senior and Subordinated Debt is assumed by the new corporation, if any, resulting from any such arrangement, reorganization or readjustment, and (ii) the rights of the holders of the Senior and Subordinated Debt are not, without the consent of such holders, altered by such arrangement, reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided in Article Eight shall not be deemed a dissolution, winding--up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Eight. Nothing in this Section shall apply to claims of, or payments to, the Trustee under or pursuant to Article Six, except as provided therein. This Section shall be subject to the further provisions of Section 12.06.

    Prior Payment to Senior and Subordinated Debt Upon Acceleration of Debentures. If any Debentures are declared due and payable before their Stated Maturity, then and in such event the holders of Senior and Subordinated Debt outstanding at the time such Debentures so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of such Senior and Subordinated Debt (including any amounts due upon acceleration) before the Holders are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Debentures) by the Company on account of the principal of (or premium, if any) or interest (including Additional Interest) on the Debentures or on account of the purchase or other acquisition of Debentures.

    If, notwithstanding the foregoing, the Company shall make any payment to the Trustee or to any Holder prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

    The provisions of this Section shall not apply to any payment with respect to which Section 12.03 would be applicable.

    Payment Permitted If No Default. Nothing contained in this Article or elsewhere in this Indenture or in any of the Debentures shall prevent (a) the Company, at any time except during the pendency of any case, Proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 12.03 or under the conditions described in Section 12.02 or 12.04, from making payments at any time of principal of (or premium, if any) or interest on the Debentures, or (b) except with respect to the payment over provisions of Sections 12.03 and 12.04 the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest on the Debentures or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.
    Subrogation to Rights of Holders of Senior and Subordinated Debt. Subject to the payment in full of all Senior and Subordinated Debt, the rights of the Holders shall be subrogated to the extent of the payments or distributions made to the holders of such Senior and Subordinated Debt pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior and Subordinated Debt to receive payments and distributions of cash, property and securities applicable to the Senior and Subordinated Debt until the principal of (and premium, if any) and interest on the Debentures shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior and Subordinated Debt of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior and Subordinated Debt by Holders or the Trustee, shall, as among the Company, its creditors other than holders of Senior and Subordinated Debt and the Holders, be deemed to be a payment or distribution by the Company to or on account of the Senior and Subordinated Debt.
    Provisions Solely to Define Relative Rights. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior and Subordinated Debt on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Debentures is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior and Subordinated Debt and the Holders, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior and Subordinated Debt, is intended to rank equally with all other general obligations of the Company), to pay to the Holders the principal of (and premium, if any) and interest on the Debentures as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders and creditors of the Company other than the holders of Senior and Subordinated Debt; or (c) prevent the Trustee or the Holders from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior and Subordinated Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.
    Trustee to Effectuate Subordination. Each Holder by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney--in--fact for any and all such purposes.
    No Waiver of Subordination Provisions. No right of any present or future holder of any Senior or Subordinated Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

    Without in any way limiting the generality of the foregoing paragraph, the holders of Senior and Subordinated Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders to the holders of Senior and Subordinated Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior and Subordinated Debt, or otherwise amend or supplement in any manner Senior and Subordinated Debt or any instrument evidencing the same or any agreement under which Senior and Subordinated Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior and Subordinated Debt; (iii) release any Person liable in any manner for the collection of Senior and Subordinated Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

    Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Debentures. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior and Subordinated Debt or any default or event of default with respect to any Senior and Subordinated Debt or of any other facts which would prohibit the making of any payment to or by the Trustee in respect of the Debentures, unless and until the Trustee shall have received at its principal Corporate Trust Office written notice thereof from the Company or a holder of Senior and Subordinated Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

    Subject to the provisions of Section 6.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior and Subordinated Debt (or a trustee therefor) to establish that such notice has been given by a holder of Senior and Subordinated Debt (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior and Subordinated Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior and Subordinated Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

    Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 6.01, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior and Subordinated Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.
    Trustee Not Fiduciary for Holders of Senior and Subordinated Debt. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior and Subordinated Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders or to the Company or to any other Person cash, property or securities to which any holders of Senior and Subordinated Debt shall be entitled by virtue of this Article or otherwise.
    Rights of Trustee as Holder of Senior and Subordinated Debt; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior and Subordinated Debt which may at any time be held by it, to the same extent as any other holder of Senior and Subordinated Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

    Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07.

    Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 12.13 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.
    Certain Conversions Deemed Payment. For the purposes of this Article only, (1) the issuance and delivery of junior securities upon conversion of Debentures in accordance with Article Thirteen shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest (including Additional Interest) on Debentures or on account of the purchase or other acquisition of Debentures, and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of a Debenture shall be deemed to constitute payment on account of the principal of (and premium, if any) such Debenture. For the purposes of this Section, the term "junior securities" means (a) shares of any stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to all Senior and Subordinated Debt that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company, its creditors other than holders of Senior and Subordinated Debt and the Holders, the right, which is absolute and unconditional, of any Holder to convert such Debenture in accordance with Article Thirteen.

  Conversion of Debentures

    Conversion Rights. Subject to and upon compliance with the provisions of this Article Thirteen, the Debentures are convertible at the option of the Holder, at any time prior to 5:00 p.m. New York City time, on June 13, 2031 (or, in the case Debentures called for redemption, the close of business on the Business Day prior to the corresponding Redemption Date) into fully paid and nonassessable shares of Common Stock of the Company at an initial conversion rate of 1.0519 shares of Common Stock for each $50 in aggregate principal amount of Debentures (equal to an initial conversion price of $47.53 per share of Common Stock), subject to adjustment as described in this Article Thirteen (as adjusted the "Conversion Price"). A Holder may convert any portion of the principal amount of the Debentures into that number of fully paid and nonassessable shares of Common Stock obtained by dividing the principal amount of the Debentures to be converted by such conversion price. All calculations under this Article Thirteen shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.
    Conversion Procedures.   In order to convert all or a portion of the Debentures, the Holder thereof shall deliver to the Property Trustee, as conversion agent or to such other agent appointed for such purposes (the "Conversion Agent") an irrevocable Notice of Conversion setting forth the principal amount of Debentures to be converted, together with the name or names, if other than the Holder, in which the shares of Common Stock should be issued upon conversion and, if such Debentures are definitive Debentures, surrender to the Conversion Agent the Debentures to be converted, duly endorsed or assigned to the Company or in blank. In addition, a holder of Preferred Securities may exercise its right under the Trust Agreement to convert such Preferred Securities into Common Stock by delivering to the Conversion Agent an irrevocable Notice of Conversion setting forth the information called for by the preceding sentence and directing the Conversion Agent to (i) exchange such Preferred Security for a portion of the Debentures held by the Trust (at an exchange rate of $50 principal amount of Debenture for each Preferred Security) and (ii) immediately convert such Debenture, on behalf of such holder, into Common Stock of the Company pursuant to this Article Thirteen and, if such Preferred Securities are in definitive form, surrendering such Preferred Securities, duly endorsed or assigned to the Company or in blank. So long as any Preferred Securities are outstanding, the Trust shall not convert any Debenture except pursuant to a Notice of Conversion delivered to the Conversion Agent by a holder of Preferred Securities. Any reference herein to a "holder" of Preferred Securities shall mean a "Holder" of such securities as defined in the Trust Agreement.

    If a Debenture is surrendered for conversion after the close of business on any Regular Record Date and before the opening of business on the corresponding Interest Payment Date, then, notwithstanding such conversion, the interest payable on such Interest Payment Date will be paid in cash to the person in whose name the Debenture is registered at the close of business on such record date, and (other than a Debenture or a portion of a Debenture called for redemption on a redemption date occurring after such record date and prior to such Distribution payment date) when so surrendered for conversion, the Debenture must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date. Except as otherwise provided in the immediately preceding sentence, in the case of any Debenture that is converted, interest whose Maturity Date is after the date of conversion of such Debenture shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest on the Debenture being converted, which shall be deemed to be paid in full. Each conversion shall be deemed to have been effected immediately prior to the close of business on the day on which the Notice of Conversion was received (the "Conversion Date") by the Conversion Agent from the Holder or from a holder of the Preferred Securities effecting a conversion thereof pursuant to its conversion rights under the Trust Agreement, as the case may be. The Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the Conversion Date. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver at the office of the Conversion Agent, unless otherwise directed by the Holder in the Notice of Conversion, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same. The Conversion Agent shall deliver such certificate or certificates to such Person or Persons.

        The Company's delivery upon conversion of the fixed number of shares of Common Stock into which the Debentures surrendered for conversion are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Company's obligation to pay the principal amount at maturity of the portion of Debentures so converted and any unpaid interest (including Additional Interest) accrued on such Debentures at the time of such conversion.
        No fractional shares of Common Stock will be issued as a result of conversion. Instead, the Company shall pay to the Conversion Agent a cash adjustment in an amount equal to the same fraction of the Closing Price of such fractional interest on the date on which the Debentures were duly surrendered to the Conversion Agent for conversion, or, if such day is not a day on which any securities are traded on the national securities exchange or quotation system used to determine the Closing Price (a "Trading Day"), on the next Trading Day, and the Conversion Agent in turn will make such payment, if any, to the Holder or the holder of the Preferred Securities so converted.
        In the event of the conversion of any Debenture in part only, a new Debenture or Debentures for the unconverted portion thereof will be issued in the name of the Holder thereof upon the cancellation thereof in accordance with Section 3.05.
        In effecting the conversion transactions described in this Section 13.02, the Conversion Agent is acting as agent of the holders of Preferred Securities (in the exchange of Preferred Securities for Debentures) and as agent of the Holders (in the conversion of Debentures into Common Stock), as the case may be. The Conversion Agent is hereby authorized (x) if the Trust exists, (i) to exchange Debentures held by the Trust from time to time for Preferred Securities in connection with the conversion of such Preferred Securities in accordance with this Article Thirteen and (ii) to convert all or a portion of the Debentures into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this Article Thirteen and to deliver to the Trust a new Debenture or Debentures for any resulting unconverted principal amount and (y) if the Trust no longer exists to convert all or a portion of the Debentures into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this Article Thirteen and to deliver to such Holders a new Debenture or Debentures for any resulting unconverted principal amount.
        The Company shall reserve, free from pre--emptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of the Debentures from time to time as such Debentures are presented for conversion.

    If any shares of Common Stock to be reserved for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued or delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be, provided, however, that nothing in this Section 13.02 shall be deemed to affect in any way the obligations of the Company to convert Debentures into Common Stock as provided in this Article Thirteen.

    Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock, the Company will take all corporate action which may, in the Opinion of Counsel, be necessary in order that the Company may validly and legally issue fully paid and non--assessable shares of Common Stock at such adjusted Conversion Price. The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and non--assessable by the Company and free of pre--emptive rights.

    Conversion Price Adjustments.   The Conversion Price shall be adjusted from time to time as follows:
          In case the Company shall pay or make a dividend or other distribution on Common Stock in shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company (except to the extent such dividend or distribution is being made with respect to such shares) but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. If such dividend or other distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such record date had not been fixed.
          In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller amount of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective. If such subdivision or combination is not so made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such record date had not been fixed.
          In case the Company shall issue rights or warrants to all holders of Common Stock entitling them (for a period of not more than 45 days after the record date fixed for a distribution of such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as hereinafter defined) per share (determined as provided in subparagraph (vii) below) of Common Stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment plan or a Shareholders Rights Plan), then the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (iii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company agrees not to issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made in respect of the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.
          Subject to the second paragraph of this subparagraph (iv), in case the Company shall, by dividend or otherwise, distribute to all holders of Common Stock (A) shares of capital stock of the Company (other than Common Stock), (B) evidence of indebtedness of the Company and/or (C) other assets (including securities, but excluding (1) any rights or warrants referred to in subparagraph (iii) above, (2) any rights or warrants to obtain capital stock of a company other than the Company or any subsidiary of the Company (including any rights offerings of the Company with respect to capital stock of companies in which the Company has an investment (a "Rights Offering")), (3) dividends or distributions in connection with the liquidation, dissolution or winding--up of the Company, (4) dividends payable solely in cash that may from time to time be fixed by the Board of Directors of the Company and (5) dividends or distributions referred to in subparagraph (i) above), then in each case (unless the Company makes the election referred to in the next sentence) the Conversion Price in effect immediately prior to the close of business on the date (the "Reference Date") fixed for the payment of such distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the Current Market Price per share (determined as provided in subparagraph (vii) below) of the Common Stock on the Reference Date less the then fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and shall be described in a statement filed with the Depository, if applicable, and the Trustee) on such Reference Date of the portion of the shares of capital stock of the Company, evidences of indebtedness or other assets so distributed (and for which an adjustment to the Conversion Price has not been made previously pursuant to the terms of this Article Thirteen) applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the Reference Date. However, the Company may elect, in its sole discretion, in lieu of the foregoing adjustment, to make adequate provision so that each Holder shall have the right to receive upon conversion thereof the amount and kind of shares of capital stock, evidences of indebtedness or other assets such Holder would have received had such Holder converted such shares on such record date. If the Board of Directors of the Company determines the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when issued trading market for any securities (including shares of capital stock or evidence of indebtedness of the Company) comprising a distribution of securities, it must in doing so consider the price in such market over the same period used in computing the Current Market Price of the Common Stock. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such record date had not been fixed.

          For purposes of this subparagraph (iv), any dividend or distribution that includes both (x) any of the items described in clauses (A), (B) or (C) of the first paragraph of this subparagraph (iv) and (y) Common Stock or rights or warrants to subscribe for or purchase Common Stock of the type referred to in subparagraph (iii) shall be deemed to be (1) a dividend or distribution of shares of capital stock of the Company (other than Common Stock), evidences of indebtedness of the Company or other assets of the type referred to in clause (C) of the first paragraph of this subparagraph (iv) (making any Conversion Price reduction required by this subparagraph (iv)) immediately followed by (2) a dividend or distribution of such Common Stock or rights or warrants to purchase Common Stock of the type referred to in subparagraph (iii) (making any further Conversion Price reduction required by subparagraph (i) or (iii) of this Section 13.03(a)), except (A) the Reference Date of such dividend or distribution as defined in this subparagraph (iv) shall be substituted as "the date fixed for the determination of shareholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of subparagraphs (i) and (iii) of this Section 13.03(a) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i) of this Section 13.03(a).

          If the distribution date for rights under the Shareholders Rights Plan or the date on which the Shareholders Rights Plan becomes operative occurs before the date a Debenture is converted, holders of the Debenture who convert such Debenture after such distribution date or operative date will be entitled to receive the rights that would otherwise be attached (but for the date of conversion) to the Common Stock received upon conversion unless the Board of Directors elects to redeem such rights or such attachment of rights is prohibited under applicable law.

          The occurrence of a distribution or the occurrence of any other event as a result of which Holders converting such Debentures into Common Stock hereunder will not be entitled to receive rights issued pursuant to any shareholder protective rights agreement now or hereafter in effect (the "Other Rights") in the same amount and manner as if such holders had converted such shares immediately prior to the occurrence of such distribution or other event shall be deemed a distribution of Other Rights for the purposes of conversion adjustments pursuant to this subparagraph (iv). In lieu of making any adjustment to the Conversion Price under this subparagraph (iv) as a result of such a distribution of Other Rights, the Company may elect, in its sole discretion, to provide that Other Rights shall be issuable in the same amount and manner upon conversion of the Debentures without regard to whether the shares of Common Stock issuable upon conversion of the Debentures were issued before or after such distribution or other event.

          In case the Company shall, by dividend or otherwise, at any time distribute cash to all holders of Common Stock, excluding (A) any cash dividends on Common Stock to the extent that the aggregate cash dividends per share of Common Stock in any consecutive 12--month period do not exceed the greater of (x) the amount per share of Common Stock of the cash dividends paid on the Common Stock in the immediately preceding 12--month period, to the extent that such dividends for the immediately preceding 12--month period did not require an adjustment to the Conversion Price pursuant to this subparagraph (v) (as adjusted to reflect subdivisions or combinations of the Common Stock) and (y) 15% of the average of the daily Closing Prices (as hereinafter defined) of the Common Stock for the ten consecutive Trading Days immediately prior to the date of declaration of such dividend and (B) any dividend or distribution in connection with the liquidation, dissolution or winding--up of the Company, whether voluntary or involuntary; or any redemption of any Other Rights; provided, however, that no adjustment shall be made pursuant to this subparagraph (v) if such distribution would otherwise constitute a Fundamental Change (as hereinafter defined) and be reflected in a resulting adjustment to the Conversion Price as provided in this Article Thirteen) then, in each case (unless the Company makes the election referred to in the proviso following this clause), the Conversion Price in effect immediately prior to the close of business on the date fixed for such payment shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the Closing Price of a share of Common Stock on the date fixed for such payment less the amount of cash so distributed (to the extent not excluded as provided above) applicable to one share of Common Stock, and the denominator shall be the Closing Price of a share of Common Stock on the date fixed for such payment, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such payment; provided, however, that the Company may elect, in its sole discretion, in lieu of the foregoing adjustment, to make adequate provision so that each Holder shall thereafter have the right to receive upon conversion the amount of cash (to the extent not excluded as provided above) such Holder would have received had such Holder converted each Debenture on such record date. If any adjustment is required to be made as set forth in this subparagraph (v) as a result of a distribution which is a dividend described in clause (A) of this subparagraph (v), such adjustment will be based upon the amount by which such distribution exceeds the amount of the dividend permitted to be excluded pursuant to such clause (A) of this subparagraph (v). If an adjustment is required to be made pursuant to this subparagraph (v) as a result of a distribution which is not such a dividend, such adjustment would be based upon the full amount of such distribution. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such record date had not been fixed.
          In case of the consummation of a tender or exchange offer (other than an odd--lot tender offer) made by the Company or any subsidiary of the Company for all or any portion of the outstanding shares of Common Stock to the extent that the cash and fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and shall be described in a resolution of such Board) of any other consideration included in such payment per share of Common Stock at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as amended) exceed by more than 10%, with any smaller excess being disregarded in computing the adjustment to the Conversion Price provided in this subparagraph (vi), the first reported sale price per share of Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration (excluding that portion of such consideration in excess of the Current Market Price per share that does not exceed 110% of the current Market Price per share) payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time and the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.
          For the purpose of any computation under this Article Thirteen, the "Current Market Price per share" of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for the ten consecutive Trading Days prior to the earlier of the day in question and, if applicable, the day before the "ex" date with respect to the issuance or distribution requiring such computation; provided, however, that if another event occurs that would require an adjustment pursuant to this Article Thirteen, the Board of Directors may make such adjustments to the Closing Prices during such ten Trading Day period as it deems appropriate to effectuate the intent of the adjustments in this Section 13.03, in which case any such determination by the Board of Directors shall be set forth in a Board Resolution and shall be conclusive. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock is quoted regular way on the New York Stock Exchange Composite Tape or on such successor securities exchange on which the Common Stock may be quoted or listed or in the relevant market from which the Closing Prices were obtained without the right to receive such issuance or distribution, and (2) when used with respect to any tender or exchange offer means the first date on which the Common Stock is quoted regular way on such securities exchange or in such market after the Expiration Time of such offer.
          If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of the adjustment that has the highest absolute value to Holders. Furthermore, no adjustment in the Conversion Price shall be required pursuant to this Section 13.03(a) unless the adjustment would require a change of at least 1% of such price; provided, however, that any adjustments which by reason of this subparagraph (viii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent (with .005 being rounded upward) or to the nearest 1/10,000th of a share (with .00005 of a share being rounded upward), as the case may be. Notwithstanding anything to the contrary in this Article Thirteen, the Company from time to time may, to the extent permitted by law, reduce the Conversion Price by any amount for any period of at least 20 Business Days, in which case the Company shall give at least 15 days' notice of such reduction to the Holders and the Trustee. In addition, the Company may, at its option, make such reductions in the Conversion Price in addition to those set forth in this Article Thirteen, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.
          In any case in which this Article Thirteen provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to any Holder converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such Holder any amount in cash in lieu of any fractional shares pursuant to this Article Thirteen.
          For purposes of this Article Thirteen, "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding--up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of this Article Thirteen, shares issuable on conversion of Debentures shall include only shares of the class designated as the Company Common Stock on the date of the initial issuance of Debentures by the Company or shares of any class or classes resulting from any reclassification or reclassification thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding--up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
    Fundamental Change.  If the Company shall be a party to any transaction or series of transactions constituting a Fundamental Change, including, without limitation, (i) any recapitalization or reclassification of shares of Common Stock (other than a change in the par value or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation of the Company with, or merger of the Company into, any other corporation or any merger of another corporation into the Company as a result of which holders of Common Stock shall be entitled to receive securities or other property or assets (including cash) with respect to or in exchange for Common Stock (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), (iii) any sale or transfer of all or substantially all of the assets of the Company, or (iv) any compulsory share exchange, pursuant to any of which the holders of Common Stock shall be entitled to receive other securities, cash or other property (each of the foregoing being referred to as a "Transaction"), then appropriate provision shall be made as part of the terms of such transaction or series of transactions so that the Holder of each Debenture then outstanding shall have the right thereafter to convert such Debenture only into (A) if any such transaction does not constitute a Common Stock Fundamental Change (as hereinafter defined), the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such Debenture might have been converted immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after, in the case of a Non--Stock Fundamental Change (as hereinafter defined), giving effect to any adjustment in the Conversion Price required by the provisions which follow in subparagraph (i) of Section 13.04(c), and (B) if any such transaction constitutes a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined pursuant to the provisions which follow in subparagraph (ii) of Section 13.04(c). The company formed by such consolidation or resulting from such merger or that acquires such assets or that acquires the Common Stock, as the case may be, shall enter into a supplemental indenture with the Trustee, satisfactory in form to the Trustee, the provisions of which establishes such right and provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Thirteen. The above provisions shall similarly apply to successive recapitalization, reclassifications, consolidations, mergers, sales, transfers or share exchanges.
        Notwithstanding any other provisions in this Article Thirteen to the contrary, if any Fundamental Change (as hereinafter defined) occurs, then the Conversion Price in effect will be adjusted immediately following such Fundamental Change as described below in Section 13.04(c).
        For purposes of calculating any adjustment to be made pursuant to this Article Thirteen in the event of a Fundamental Change, immediately following such Fundamental Change (and for such purposes a Fundamental Change shall be deemed to occur on the earlier of (a) the occurrence of such Fundamental Change and (b) the date, if any, fixed for determination of shareholders entitled to receive the cash, securities, property or other assets distributable in such Fundamental Change to holders of the Common Stock):
          in the case of a Non--Stock Fundamental Change, the Conversion Price per share of Common Stock immediately following such Non--Stock Fundamental Change shall be the lower of (A) the Conversion Price in effect immediately prior to such Non--Stock Fundamental Change, but after giving effect to any other adjustments effected pursuant to this Article Thirteen, and (B) the product of (1) the greater of the Applicable Price (as hereinafter defined) or the then applicable Reference Market Price (as hereinafter defined) and (2) a fraction the numerator of which shall be 100 and the denominator of which shall be the amount determined in the next sentence based on the date on which such Non--Stock Fundamental Change occurs. For the twelve month period beginning June 15, 2001, the denominator will be 107.00, and the denominator will decrease by 0.70 during each successive 12--month period; provided, that the denominator shall in no event be less than 100.
          in the case of a Common Stock Fundamental Change, the Conversion Price per share of Common Stock immediately following the Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other adjustments effected pursuant to this Article Thirteen, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as hereinafter defined) and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for common stock (and cash, if any, with respect to fractional interests) of the successor, acquiror or other third party, the Conversion Price per share of Common Stock immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change divided by the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.
        The following definitions shall apply to terms used in this Article Thirteen:
          "Applicable Price" shall mean (A) in the event of a Non--Stock Fundamental Change in which the holders of Common Stock receive only cash, the amount of cash receivable by a holder of one share of Common Stock and (B) in the event of any other Fundamental Change, the average of the Closing Prices for one share of Common Stock during the ten Trading Days immediately prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date upon which the holders of Common Stock shall have the right to receive such cash, securities, property or other assets.
          "Closing Price" with respect to any securities on any day shall mean the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange or, if such security is not listed or admitted to trading on such Exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over--the--counter market on the date in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for that purpose or a price determined in good faith by the Board of Directors of the Company.
          "Common Stock Fundamental Change" shall mean any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by the holders of Common Stock pursuant to such transactions consists of shares of common stock that, for the ten consecutive Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (A) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Preferred Securities continue to exist as outstanding Preferred Securities, or (B) the outstanding Preferred Securities continue to exist as Preferred Securities and are convertible into common stock of the successor to the Company.
          "Fundamental Change" shall mean the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitutes solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock has been exchanged for, converted into, or acquired for or constitutes solely the right to receive cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of Common Stock received in such transaction or event as a result of which more than 50% of the Common Stock shall have been exchanged for, converted into, or acquired for or shall constitute solely the right to receive such cash, securities, property or other assets.
          "Non--Stock Fundamental Change" shall mean any Fundamental Change other than a Common Stock Fundamental Change.
          "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for one share of the common stock received by holders of Common Stock in such Common Stock Fundamental Change during the ten Trading Days immediately prior to the record date for the determination of the holders of Common Stock entitled to receive such common stock or, if there is no such record date, prior to the date upon which the holders of Common Stock shall have the right to receive such common stock.
          "Reference Market Price" shall initially mean $26.41 (which is an amount equal to 66 2/3% of the last reported sale price for the Common Stock on the NYSE on June 12, 2001) and, in the event of any adjustment to the Conversion Price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial Conversion Price set forth in this Article Thirteen.

    In determining the amount and type of consideration received by a holder of Common Stock in the event of a Fundamental Change, consideration received by a holder of Common Stock pursuant to a statutory right of appraisal will be disregarded.

    Notice of Adjustments of Conversion Price. Whenever the Conversion Price is adjusted as herein provided:
        the Company shall compute the adjusted Conversion Price and shall prepare a certificate signed by the Chief Financial Officer or the Treasurer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee, the Conversion Agent and the transfer agent for the Preferred Securities and the Debentures;
        a notice stating the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Company to all record holders of Preferred Securities and the Debentures at their last addresses as they appear upon the stock transfer books of the Company and the Trust and the Security Registrar; and
        the Company will, not later than three business days before the relevant conversion price adjustment date disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing a notice that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price.
    Prior Notice of Certain Events. If:
          the Company shall declare a dividend (or any other distribution) on Common Stock that would cause an adjustment to the Conversion Price of the Debentures pursuant to the terms of any of the subparagraphs above (including such an adjustment that would occur but for the terms of the second sentence of Section 13.03(a)(viii) above); or
          the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a smaller number of shares of Common Stock; or
          the Company shall authorize the granting to the holders of Common Stock generally of rights or warrants (for a period expiring within 45 days after the record date fixed for a distribution of such rights and warrants) to subscribe for or purchase any shares of the Company's capital stock or other capital stock of any class or of any other rights (including any Rights Offerings); or
          of any reclassification of Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company or a compulsory share exchange; or
          of the voluntary or involuntary dissolution, liquidation or winding--up of the Company;

    then the Company shall (i) if any Preferred Securities are outstanding, cause to be filed with the transfer agent for the Preferred Securities, and shall cause to be mailed to the holders of record of the Preferred Securities, at their last addresses as they shall appear upon the stock transfer books of the Trust or (ii) shall cause to be mailed to all Holders at their last addresses as they shall appear in the books and records of the Trust, at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating (A) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

    Dividend or Interest Reinvestment Plans. Notwithstanding anything to the contrary in this Article Thirteen, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of June 18, 2001, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above applies. There shall also be no adjustment of the Conversion Price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Company except as specifically described in this Article Thirteen.
    Certain Additional Rights. In case the Company shall, by dividend or otherwise, declare or make a distribution on the Common Stock referred to in Section 13.03(a)(iv) or 13.03(a)(v) (including, without limitation, dividends or distributions referred to in the last sentence of Section 13.03(a)(iv)), the Holder, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Conversion Price adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which the Debentures are converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Company (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all Holders so converting, the Company may, in lieu of distributing to such Holder any portion of such distribution not consisting of cash or securities of the Company, pay such Holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any conversion of Debentures described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the Holder of Debentures so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such Holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such Holder is so entitled, provided, that such due bill (a) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (b) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.
    Restrictions on Common Stock Issuable Upon Conversion.          Shares of Common Stock to be issued upon conversion of a Debenture in respect of Restricted Preferred Securities shall bear such restrictive legends as the Company may provide in accordance with applicable law.
        If shares of Common Stock to be issued upon conversion of a Debenture in respect of Restricted Preferred Securities are to be registered in a name other than that of the holder of such Preferred Security, then the Person in whose name such shares of Common Stock are to be registered must deliver to the Conversion Agent a certificate satisfactory to the Company and signed by such Person, as to compliance with the restrictions on transfer applicable to such Preferred Security. Neither the Trustee nor any Conversion Agent or Registrar shall be required to register in a name other than that of the holder shares of Common Stock issued upon conversion of any such Debenture in respect of such Preferred Securities not so accompanied by a properly completed certificate.
    Trustee Not Responsible for Determining Conversion Price or Adjustments. Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any Holder or to any holder of a Preferred Security to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind of account) of any shares of Common Stock or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Debenture for the purpose of conversion, or, except as expressly herein provided, to comply with any of the covenants of the Company contained in Article Ten or this Article Thirteen.

____________________

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

CUMMINS INC.

By: /s/ DONALD TRAPP
Name: Donald Trapp
Title: Vice President -- Treasurer

BNY MIDWEST TRUST COMPANY

By: /s/ C. POTTER
Name: C. Potter
Title: Assistant Vice President